UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2010, Northern Pass Transmission LLC (“NPT”), a joint venture indirectly owned by Northeast Utilities (“NU”) and NSTAR, on a 75 percent and 25 percent basis, respectively, and H.Q. Hydro Renewable Energy, Inc. (“Hydro Renewable Energy”), an indirect, wholly-owned subsidiary of Hydro-Québec, entered into a Transmission Service Agreement (the “TSA”) in connection with the Northern Pass Transmission Line. The Northern Pass Transmission Line (the “Line”) is a new high voltage direct current (“HVDC”) transmission line from the Canadian border to southern New Hampshire and an associated alternating current radial transmission line to be constructed by NPT. It will interconnect at the U.S.-Canadian border with a new HVDC transmission line to be constructed in Québec by Hydro-Québec TransÉnergie, the transmission division of Hydro-Québec. Pursuant to the TSA, NPT will sell to Hydro Renewable Energy 1,200 megawatts of firm electric transmission rights over the Northern Pass Transmission Line for a forty-year term.

NPT intends to file the TSA with the Federal Energy Regulatory Commission (“FERC”) during the fourth quarter of 2010, requesting from FERC an order approving or accepting the filing. NPT expects to file the project design of the Line with ISO-New England for technical approval in the fourth quarter of 2010, and submit applications for required federal and state permits over the next 16 to 18 months. Assuming timely regulatory review and siting approvals, NPT expects to commence construction of the Line in late 2012 or early 2013, with power flowing across the Line in the second half of 2015.

NPT will charge Hydro Renewable Energy cost-based rates under the TSA for the firm transmission service over the Line, determined using a FERC-approved formula rate. The projected cost-of-service calculation includes a return on equity (“ROE”) of 12.56 percent through the construction phase of the project, and upon commercial operation, the ROE will be tied to the ISO-New England regional rates’ base ROE, which is currently 11.14 percent, plus 1.42 percent. The TSA rates will be based on a deemed capital structure for NPT of 50 percent debt and 50 percent equity. NPT is currently negotiating the arrangements for construction financing with Hydro-Québec. During the development phase and the construction phase under the TSA, NPT will be recording non-cash Allowance for Funds Used During Construction (“AFUDC”) earnings.

NU currently estimates that its share of the Line costs will be $830 million out of total costs currently estimated to be $1.1 billion (including capitalized AFUDC and property taxes).

For further information, see NU’s Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Development and Capital Expenditures.”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES
(Registrant)

October 4, 2010	By:	/s/ DAVID R. MCHALE
David R. McHale
Executive Vice President and
Chief Financial Officer

3